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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 12, 1998, which appears on page F-1 of Laser Vision Center Inc.'s Annual Report on Form 10-K for the year ended April 30, 1998. We also consent to the incorporation by reference of our report dated August 27, 1998, except Note 13, which is as of December 4, 1998, which appears on page 4 of the Current Report on Form 8-K/A dated February 12, 1999. We also consent to the incorporation by reference of our report dated August 27, 1998, except Note 7, which is as of September 1, 1998, which appears on page 22 of the Current Report on Form 8-K/A dated February 12, 1999. We also consent to the reference to us under the heading "Experts".

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
February 25, 1999